UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2010

KUNEKT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53561

(Commission File Number)

26-1173212

(IRS Employer Identification No.)

112 North Curry Street, Carson City, NV 89703

(Address of principal executive offices and Zip Code)

877.458.6358

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 1, 2010, the Registrant received correspondence, attached hereto as Exhibit 99.1 and incorporated herein by reference, from its patent application counsel in respect of its U.S. Patent Application No. 11/809,031, filed with the United States Patent and Trademark Office on May 31, 2007, and entitled "Method And System For Processing Financial Transactions Using Multiple Financial Accounts".

The United States Patent and Trademark Office has issued a final Office Action in connection with the above-referenced matter where the United States Patent and Trademark Office declined the patent application. A copy of the Office Action and last filed amendment are attached hereto as Exhibit 99.2 and incorporated herein by reference. The due date set for filing a response with the United States Patent and Trademark Office is June 4, 2010. This date is extendable upon request and payment of a fee. The application will be deemed abandoned if a response is not filed within the extension period.

On or before June 4, 2010, the Registrant will file a Report on Form 8-K outlining its decided course of action in the above-referenced matter, which will be to either (a) amend the patent application, (b) file an Appeal Brief to argue our position outlining the distinction between the prior art and our invention, or (c) abandon the patent application.

This Report on Form 8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure. The information furnished is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of the Registrant, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits
(a)	None.
(b)	None.
(c)	None.
(d)	Exhibits
99.1	Correspondence from Registrant's patent application counsel.
99.2	United States Patent and Trademark Office, final Office Action and last filed patent application amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUNEKT CORPORATION

By: /s/ Mark Bruk

Mark Bruk
Chief Executive Officer

Dated: April 5, 2010